                                                            EXHIBIT 10(c) - #1

                 TCF FINANCIAL EXECUTIVE DEFERRED COMPENSATION PLAN
                     Amended and Restated as of July 21, 1997


     1.   DEFERRAL OF INCENTIVE COMPENSATION AND SALARIES.

        a. From time to time eligible employees ("Employees") of TCF Financial Corporation ("TCF Financial") or any of its direct or indirect subsidiaries (each such corporation being referred to hereinafter as the "Company") may, by written notice, elect to have payment of a portion of their salary for the next succeeding calendar year, and/or all or a portion of their incentive compensation payable for the next succeeding calendar year, deferred as hereinafter provided. Each such deferral of compensation shall be (and is hereinafter referred to as) a "Deferred Amount." Notwithstanding the foregoing, however, an Employee may not elect to defer any portion of salary or incentive compensation with respect to any calendar year, unless such Employee's deferrals with respect to such year are at least $1,000 in the aggregate, and no deferral may be made of any salary or incentive compensation payable within 12 months after such Employee has received a distribution of pre-tax from the TCF Employees Stock Ownership Plan - 401(k) pursuant to the financial hardship withdrawal provisions of such plan.

        b. Any elections with respect to Deferred Amounts of salary shall be exercised in writing by the Employee prior to the latest to occur of the following: (i) the beginning of the calendar year for which the salary is to be earned; (ii) such Employee's first day of employment service in that year; or
(iii) the first day of the calendar month next following the date the Employee first becomes eligible to participate in the Plan. Any election with respect to Deferred Amounts of incentive compensation shall be made no later than December 31 of the calendar year preceding the calendar year in which the periods of service are rendered for which the incentive compensation is to be paid. An election of Deferred Amounts, once made, is irrevocable, except as provided in paragraph 6 hereof.

        c. Deferred Amounts shall be subject to the rules set forth in this document, and each Employee shall have the right to receive cash payments on account of previously Deferred Amounts only in the amounts and under the circumstances hereinafter set forth.

        d. Employees eligible to participate in this Plan are Employees of a Company who have been designated by TCF Financial as subject to the reporting requirements of Section 16(a) under the Securities Exchange Act of 1934. Eligibility shall be determined annually as of the latest practicable date prior to the commencement of each new calendar year. In the event an Employee ceases to be eligible for this Plan during the course of a calendar year, the Employee's eligibility shall nevertheless continue through the end of that calendar year. Notwithstanding the foregoing, individuals who become employees of a Company as a result of a merger or acquisition shall not be eligible Employees under this Plan unless and until TCF Financial has adopted a resolution identifying them as eligible Employees.

     2. PERSONNEL COMMITTEE. The Committee (the "Committee") shall consist of such members of the Personnel Committee of the Board of Directors of TCF Financial Corporation who qualify as non-employee directors from time to time under Rule 16b-3 of the Securities and Exchange Commission. Full power and authority to construe, interpret, and administer this Plan document shall be vested in the Committee. The Committee shall have full power and authority to make each determination provided for in this Plan document, and in this connection, to promulgate such rules and regulations as the Committee considers necessary or appropriate for the implementation and management of this Plan. The Committee shall have sole and absolute discretion in the performance of its powers and duties under this Plan. All determinations made by the Committee shall be final, conclusive and binding upon the Companies, each Employee and former Employee and their designees, unless found by a court of competent jurisdiction to have been arbitrary and capricious. The Committee shall have authority to designate officers of TCF Financial and to delegate authority to such officers to receive documents which are required to be filed with the Committee, to execute and provide directions to the Trustee and other administrators, and to do such other actions as the Committee may specify on its behalf, and any such actions undertaken by such officers shall be deemed to have the same authority and effect as if done by the Committee itself.

     3. DEFERRED COMPENSATION ACCOUNTS. Each Company shall establish on its books a separate account ("Account") for each of its Employees who becomes a participant in this Plan, and each such Account shall be maintained as follows:

          a. Each Account shall be credited with the Deferred Amounts elected by the Employee for whom such Account is established as of the date on which such Deferred Amount would otherwise have been paid to the Employee.

          b. To the extent that a Company has made contributions to the Trust described in paragraph 4 with respect to an Employee's Deferred Amounts, the Employee's Account shall thereafter be adjusted as described in paragraph 4. To the extent such contributions have not been made with respect to an Employee's Deferred Amounts, and within 30 days after the date on which such Deferred Amounts are credited to an Employee's Account, they shall have been deemed to have been invested in such investments as shall be permitted by the Committee and as the Employee shall direct. While an Employee's Account is deemed to be so invested, it shall be credited with all interest, dividends (whether in stock, cash, or other property), stock splits, or other property that would have been received if the Deferred Amounts had actually been so invested. All cash deemed to have been received with respect to investments deemed to have been made for an Employee's Account shall be deemed to be reinvested in such investments as the Employee shall direct as of a date selected by the Committee, which date shall be not less than 30 days after receipt of such direction, and the balance credited to an Employee's Account as of any date shall be equal to the fair market value of the investments deemed to have been made for such Account as of such date.

          c. Although the value of an Employee's Account is to be measured by the value of and income from certain investments, the value of and income from such investments are merely a measuring device to determine the payments to be made to each Employee hereunder. Each Employee, and each other recipient of an Employee's Deferred Amounts pursuant to paragraph 7, shall be and remain an unsecured general creditor of the Company by which he is employed with respect to any payments due and owing to such Employee hereunder. If a Company should from time to time, in its discretion, actually purchase the investments deemed to have been made for an Employee's Account, either directly or through the trust described in paragraph 4, such investments shall be solely for the Company's or such trust's own account, and the Employees shall have no right, title or interest therein.

     4. TRUST. TCF Financial may establish a trust (of the type commonly known as a "rabbi trust") to aid in the accumulation of assets for payment of Deferred Amounts. In the event that such a Trust is established, the amounts credited to the Employee's Accounts shall be adjusted as follows:

          a. Each Company may, in its discretion, contribute to the trust an amount equal to the balance credited to the Account of each Employee (other than Employees who have made the election described in paragraph 3.c.) employed by such Company on the date of such contribution. Thereafter, each Company may, in its discretion, contribute to the trust an amount equal to the Deferred Amounts of the Employees employed by such Company within five business days after the Deferred Amount is earned by the Employee. The assets of the trust shall be invested in such investments as may be permitted by the Committee and directed by an Employee for his own Account. Any investment direction of an Employee shall be made consistent with Section 10 and shall be irrevocable with respect to the calendar year to which it applies. Insofar as the trustee of the Trust ("Trustee") has acquired an investment for an Employee's Account pursuant to such directions, the Employee shall have the right to determine confidentially whether such investment will be tendered in a tender or exchange offer, and to direct the Trustee accordingly. The terms of the trust shall be consistent with the terms of this Plan. The Trustee shall be a corporate trustee independent of the Company or, if individual(s), shall not include at any time any person who is or has been eligible for participation in this Plan. Nothing herein shall be construed as requiring the Company to make any contributions to the trust. To the extent such contributions are actually made, the trust assets shall remain subject to the claims of the Company's general creditors in the event of its insolvency.

          b. The trust shall provide for separate accounts in the name of each Employee who has elected a Deferred Amount. Except as provided in paragraph 4.d., from and after the date as of which such accounts are established, the balances in the Accounts established for Employees pursuant to this Plan shall be equal to the balances credited to such separate accounts. Each such separate account shall then be adjusted as follows:

               (i) Contributions made by the Companies to the trust on behalf of such Employee, and all dividends or other distributions made with respect to property allocated to such separate account, and shall be credited to such separate account and invested as the Employee shall direct.

               (ii) Each Employee's separate account shall be increased by the amount of any increase in the fair market value, as determined by the Trustee, of any assets allocated to such separate account, and shall be decreased by any decrease in the fair market value of such assets, as determined by the Trustee.

               (iii) Each Employee's separate account shall be reduced by any distributions made to the Employee from the trust which are chargeable to such separate account.

          c. An Employee's right to direct the investment of the Employee's separate account shall continue during any period of distribution subsequent to the Employee's termination of employment in the same manner as if the Employee had continued as an active Employee, although the Committee may, in its discretion, add additional registered mutual funds or collective or common trustee funds which are available only for the accounts of terminated Employees if the Committee deems such funds to be particularly appropriate or suitable for such accounts.

          d. The adjustments described in this paragraph 4 shall only be made to an Employee's Account to the extent that a Company has made contributions to the trust pursuant to this paragraph 4. If for any reason such contributions have not been made then, and only to that extent, the Employee's Account shall be adjusted as provided in paragraph 3.b.

     5. PAYMENT OF DEFERRED AMOUNT. Not later than the next regularly scheduled meeting of the Committee following the termination of an Employee's employment or disability (as defined herein), the Committee shall direct the Trustee to commence distribution of the amounts credited to such Employee's Account. Commencing within the 30 day period following the Committee's direction, the balance credited to the Employee's Account shall be paid as follows:

          a. For distributions commencing on or after January 1, 1996 (or distributions commencing on or after January 1, 1994 after a termination of employment due to death or disability), payment shall be in fifteen annual installments except that the Committee may determine on a case by case basis to approve a different payment schedule for an Employee after taking into account whether such a schedule would be in the best interests of TCF Financial, including whether the Employee has executed or will execute a non-competition agreement in form and scope reasonably acceptable to the Committee, and such other factors as the Committee considers appropriate in each case. Any alternative payment schedule approved by the Committee under this paragraph 5.a. may be in the form of installments over such period as the Committee selects, in the form of a lump sum, or any combination of installments and lump sum payments as the Committee determines to be in TCF Financial's best interests. For distributions commencing prior to January 1, 1996 and not after a termination of employment due to death or disability, and for distributions from the Accounts of Employees who did not consent to the terms of this paragraph 5.a., the balance in the Account shall be paid as provided in paragraph h of this section.

          b. The first payment under paragraph 5.a. shall be paid on a date selected by the Committee which is no later than 30 days after the Committee's direction as to the form and timing of distributions is made, or if no date is selected, the later of 30 days after the Committee's action or 30 days after the Employee's termination of employment. Succeeding installments (if any) shall be paid on January 31 of each calendar year following the calendar year in which the first payment was made.

          c. Each payment shall be made in cash or in kind as the Committee, in its discretion, shall determine, or if the Committee makes no instruction, the payment shall be in cash, except that any portion of the Account which is invested in securities of TCF Financial shall be distributed in kind. Each annual installment payment shall have a value equal to the amount credited to Employee's Account, as reported on the latest available account statement as of the first day of the calendar month in which the installment is paid, multiplied by a fraction, the numerator of which is one and the denominator of which is the number if installments remaining to be paid, including the current installment.

          d. For purposes of this section, an Employee's employment is considered to terminate as of the date which is the later of (i) Employee's last date of service for the Company, or (ii) the last date on which there is an employment relationship between the Employee and a Company.

          e. For purposes of this section, an Employee is disabled as of the date the Employee is eligible for payments under the long term disability plan of a Company.

          f. In the event installment payments commence and any installments are unpaid at the time of Employee's death, the payments shall be made at the times and in such amounts as if Employee were living to the persons specified in paragraph 7.a.

          g. For purposes of this section, an Employee's termination of employment is considered a retirement if it occurs on or after the date the employee has attained age 55.

          h. For distributions to Employees who did not consent to the terms of paragraph 5.a. or distributions otherwise not subject to the terms of Paragraph 5.a., distribution shall occur on or about the 30th day after the Employee's termination of employment and shall consist of a single lump sum equal to the total value of the Employee's Account unless the termination of employment was due to retirement or disability (as defined herein), in which case the distribution shall be in five annual installments PROVIDED THAT the Committee shall reduce the number of the installments as necessary to provide for annual payments of at least $15,000 or, if the value of the Employee's Account is less than $15,000 as of any annual installment payment date, the Account shall be paid in full as of such installment payment date. Distributions shall be in the form of cash, except that any portion of the Account invested in securities of TCF Financial shall be distributed in kind, unless the Committee directs otherwise, and the value of any portion of the account distributed in cash shall be equal to the cash received upon its liquidation by the Trustee, provided that such liquidation occurs on the latest practicable date prior to the distribution date.

          i. Notwithstanding any other provision of this Section 5 or any payment schedule approved by the Committee pursuant to this Section 5 and regardless of whether payments have commenced under this Section 5, in the event that the Internal Revenue Service should finally determine with respect to an Employee who has terminated employment with the Company that part or all of the value of the Employee's Deferred Amounts or Plan Account which have not actually been distributed to the Employee, or that part or all of a related Trust Account which has not actually been distributed to the Employee, is nevertheless required to be included in the Employee's gross income for federal and/or State income tax purposes, then the Deferred Amounts or the Account or the part thereof that was determined to be includible in gross income shall be distributed to the Employee in a lump sum as soon as practicable after such determination without any action or approval by the Committee. A "final determination" of the Internal Revenue Service for purposes of this paragraph 5.i. is a determination in writing by said Service ordering the payment of additional tax, reporting of additional gross income or otherwise requiring Plan amounts to be included in gross income, which is not appealable or which the Employee does not appeal within the time prescribed for appeals.

     6. EMERGENCY PAYMENTS. In the event of an "unforeseeable emergency" as determined hereafter, the Committee may determine the amounts payable under paragraph 5 hereof and pay all or a part of such amounts without regard to the payment dates provided in paragraph 5 to the extent the Committee determines that such action is necessary in light of immediate and heavy needs of the Employee (or his beneficiary) occasioned by severe financial hardship. For the purposes of this paragraph 6, an "unforeseeable emergency" is a severe financial hardship to the Employee resulting from a sudden and unexpected illness or accident of the Employee or beneficiary, or of a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended) of the Employee or beneficiary, loss of the Employee's or beneficiary's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Employee or beneficiary. Payments shall not be made pursuant to this paragraph 6 to the extent that such hardship is or may be relieved: (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Employee's or beneficiary's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (c) by cessation of the Employee's deferrals under the Plan. Such action shall be taken only if Employee (or Employee's legal representatives or successors) signs an application describing fully the circumstances which are deemed to justify the payment, together with an estimate of the amounts necessary to prevent such hardship, which application shall be approved by the Committee after making such inquiries as the Committee deems necessary or appropriate.

     7. METHOD OF PAYMENTS.

          a. In the event of Employee's death, payments shall be made to the persons (including a trustee or trustees) named in the last written instrument signed by Employee and received by the Committee prior to Employee's death, or if Employee fails to so name any person, the amounts shall be paid to Employee's estate or the appropriate distributee thereof. The Committee, the Company, and the Trustee shall be fully protected in making any payments due hereunder in accordance with what the Committee believes to be such last written instrument received by it.

          b. Payments due to a legally incompetent person may be made in such of the following ways as the Committee shall determine:

               (i)   directly to such incompetent person,

               (ii)  to the legal representative of such incompetent person, or

               (iii) to some near relative of the incompetent person to be used for the latter's benefit.

          c. Except as otherwise provided in paragraphs 7.a. and b., all payments to persons entitled to benefits hereunder shall be made to such persons in person or upon their personal receipt or endorsement, and shall not be grantable, transferable, or otherwise assignable in anticipation of payment thereof, in whole or in part, by the voluntary or involuntary acts of any such persons, or by operation of law, and shall not be pledged, encumbered, or otherwise liable or taken for any obligation of such person.

          d. All payments to persons entitled to benefits hereunder shall be made out of the general assets, and shall be the sole obligations, of the Employer(s) by which the Eligible Employee was employed, except to the extent that such payments are made out of the trust described in paragraph 4.

     8. CLAIMS PROCEDURES.

          a. If a claim for benefits made by any person (the "Applicant") is denied, the Committee shall furnish to the Applicant within 90 days after its receipt of such claim (or within 180 days after such receipt if special circumstances require an extension of time) a written notice which: (i) specifies the reasons for the denial, (ii) refers to the pertinent provisions of the Plan on which the denial is based, (iii) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary, and (iv) explains the claim review procedures.

          b. Upon the written request of the Applicant submitted within 60 days after his receipt of such written notice, the Committee shall afford the Applicant a full and fair review of the decision denying the claim and, if so requested: (i) permit the Applicant to review any documents which are pertinent to the claim, (ii) permit the Applicant to submit to the Committee issues and comments in writing, and (iii) afford the Applicant an opportunity to meet with a quorum of the Committee as a part of the review procedure.

          c. Within 60 days after its receipt of a request for review (or within 120 days after such receipt if special circumstances, such as the need to hold a hearing, require an extension of time) the Committee shall notify the Applicant in writing of its decision and the reasons for its decision and shall refer the Applicant to the provisions of the Plan which form the basis for its decision.

     9. MISCELLANEOUS.

          a. Except as limited by paragraph 7.c. and except that an Employee shall have a continuing power to designate a new recipient in the event of Employee's death at any time prior to such death without the consent or approval of any person theretofore named as Employee's recipient by an instrument meeting the requirements of paragraph 7.a., this document shall be binding upon and inure to the benefit of each Company, the Employees, their legal representatives, successors and assigns, and all persons entitled to benefits hereunder.

          b. Any notice given in connection with this document shall be in writing and shall be delivered in person or by registered mail or overnight delivery service, return receipt requested. Any notice given by registered mail or overnight delivery service shall be deemed to have been given upon the date of delivery indicated on the return receipt, if correctly addressed.

          c. Nothing in this document shall interfere with the rights of any Employee to participate or share in any profit sharing or pension plan which is now in force or which may at some future time become a recognized plan of any Company.

          d. Nothing in this document shall be construed as an employment agreement nor as in any way impairing the right of any Company to terminate an Employee's employment at will.

          e. This Plan constitutes a mere promise by the Company to make benefit payments in the future, and it is intended to be unfunded for tax purposes and for the purposes of Title I of ERISA. The rights of an Employee or beneficiary to receive benefit payments hereunder are solely those of an unsecured general creditor of the Company.

     10. SPECIAL PROVISION FOR EMPLOYEES SUBJECT TO SECTION 16 OF THE SECURITIES AND EXCHANGE ACT OF 1934. Notwithstanding anything in this Plan to the contrary, for an Employee who is subject to liability under Section 16 of the Securities and Exchange Act of 1934, the following special provisions apply:

          a. Any election of Deferred Amounts of salary or incentive compensation under paragraph 1.b. shall be exercised in writing by the Employee and filed with the

Committee no later than the date prior to the date the first salary or incentive compensation, part or all of which is to become a Deferred Amount, is earned.

          b. Any investment election under paragraph 3 or 4 relating to initial or periodic investment of Deferred Amounts in stock of TCF Financial, whether as a result of an initial or yearly election to participate in the Plan or a change in the level of participation in the Plan, shall be exercised in writing by the Employee and filed with the Committee no later than the date prior to the date the first salary or incentive compensation, part or all of which is to become a Deferred Amount, is earned. Deferred Amounts of salary or incentive compensation, to the extent they are forwarded to the trustee, shall be so forwarded on or immediately after the payroll date of the salary or incentive compensation which is being deferred and shall be deemed to be invested on the same date on which the Trustee purchases the designated investments. The Trustee shall purchase such investments as soon as practicable after the payroll date for which the Deferred Amount is received, and in the case of investments consisting of equity securities of TCF Financial, no later than two weeks after such payroll date, with the exact date and purchase terms to be determined by a stock broker or other investment professional on the basis of such person's judgment as to the best available purchase price for the Plan and Trust. If Deferred Amounts are not forwarded to the Trustee, investments in equity securities of TCF Financial shall be deemed to occur at the average of the high and low trading price for such securities on the payroll date.

          c. Any investment election under paragraph 3 or 4 relating to liquidation of existing investments and reinvestment or reapplication of proceeds within the Plan or Trust shall be exercised in writing and filed with the Committee by the Employee on any date, provided that any such election relating to equity securities of TCF Financial is at least six months after the date of the Employee's last such discretionary election of an opposite type (buy-sell or sell-buy) relating to equity securities of TCF Financial under this or any other benefit plan of the Company. Liquidation and/or reinvestment of funds within the Plan or Trust under Section 3 or 4 shall occur as soon as practicable after the Employee's election is filed with the Committee, provided that the Committee determines it is a valid election and, in the case of liquidation or reinvestment in equity securities of TCF Financial, such election is implemented by the Trustee no later than two weeks after the date such election is filed with the Committee and determined to be valid, with the exact date(s) and terms of any such transaction involving equity securities of TCF Financial to be determined by a stock broker or other investment professional on the basis of such person's judgment as to the then best available purchase or sale price for the Plan and Trust. If Deferred Amounts have not been forwarded to the Trustee, to the extent there are no actual funds to implement the Employee's election, such election shall be deemed to be implemented at the average of the high and low sales prices for the equity securities of TCF Financial on the date the election was filed with the Committee and determined to be valid and, for other investments, on such basis as the Trustee reasonably determines.

          d. In the event of one or more distributions under Section 5 of this Plan to an Employee subject to this Section, the Committee shall specify whether such distributions will be in cash or in kind (or, if the Committee does not so specify, the distribution will be in cash except that securities of TCF Financial will be distributed in kind) and, the value of any cash portion of such distribution shall be equal to the value obtained upon liquidating the investment, provided that such liquidation occurs on the latest practicable day prior to the distribution date.

          e. In the case of any Employee subject to this Section, an election under

Section 6 for an emergency payout resulting in liquidation of equity securities of TCF Financial shall be exercised by such Employee no sooner than six months after any election by such Employee to purchase equity securities of TCF Financial under this plan or any other plan of the Company.
 The value of equity securities of TCF Financial for purposes of such distribution shall be their value on or about the third business day prior to the date of the distribution.

     11. SPECIAL PROVISIONS REGARDING OSPIP AND DEFERRED STOCK. Effective for deferrals of incentive compensation with respect to the 1992 calendar year and thereafter, Employees' deferrals of incentive compensation payable in the form of common stock of TCF Financial pursuant to the Officer's Stock Performance Incentive Plan ("OSPIP") or otherwise subject to issuance as Deferred Stock under the Stock Option and Incentive Plan of TCF Financial , the TCF Financial 1995 Stock Incentive Plan, or any successor stock option plan or restricted stock plan of TCF Financial shall be credited to the Employee's account as "Deferred Stock" and the Employee shall be prohibited from making any investment election with respect to such Deferred Stock until the date or dates specified in an award agreement entered into pursuant to the Stock Option and Incentive Plan by TCF Financial, subject to acceleration upon the occurrence of events as specified in such agreement. Upon and after such date or dates, the Deferred Stock credits to the Employee's account shall be subject to investment elections the same as any other credits in the Employee's accounts. In the event TCF Financial so notifies the Trustee, dividend credits on Deferred Stock shall be withheld until such time as the Deferred Stock becomes subject to investment elections. In the event the Employee's employment terminates or in the event of the Employee's disability, any Deferred Stock credits not yet subject to investment election by the Employee shall be reduced to zero and no benefits shall be payable with respect to them. Deferred Stock credits shall not be distributable pursuant to paragraph 6 (Emergency Payments) until they are subject to investment election by the Employee.

     12. TERMINATION OR AMENDMENT. The Board of Directors of TCF Financial may, in its discretion, terminate or amend this document from time to time, provided, however, that no such termination or amendment shall (without the Employee's consent) alter any Employee's right to payments of amounts previously credited to such Employee's Account or delay the time or times at which an Employee is entitled to receive payments with respect to his Deferred Amounts, unless such termination or amendment is necessary as a condition of receiving a ruling from the Internal Revenue Service that Employees' Deferred Amounts will not be included in their gross income for Federal income tax purposes until such time as they are actually paid or otherwise made available to the Employee.

                                                            EXHIBIT 10(c) - #2


                              SECRETARIAL CERTIFICATION
                              BOARD OF DIRECTORS MEETING
                              TCF FINANCIAL CORPORATION
                                  DECEMBER 15, 1997

  RE: AMENDMENT OF EXECUTIVE AND SENIOR OFFICER DEFERRED COMPENSATION PLANS TO
                       ALLOW ANNUAL ELECTION OF PAYMENT METHOD


***********************************************************************
Following discussion, and upon motion duly made, seconded and carried, the following resolutions were adopted:

    WHEREAS, this Board is authorized to amend the Executive and/or Senior Officer Deferred Compensation Plans and

    WHEREAS, this Board considers it advisable to amend such plans to allow terminated participants in pay status to annually elect the timing and form of the payments to be made in the upcoming year;

NOW, THEREFORE, IT IS HEREBY:

    RESOLVED, that Section 5b of the Executive Deferred Compensation Plan and of the Senior Officer Deferred Compensation Plan is amended effective January 1, 1998 to provide as follows:

     The first payment under paragraph 5.a shall be paid on a date selected by the Committee which is no later than 30 days after the Committee's direction as to the form and timing of distributions is made, or if no date is selected, the later of 30 days after the Committee's action or 30 days after the Employee's termination of employment. Succeeding installments (if any) shall be paid on January 31 of each calendar year following the calendar year in which the first payment was made, except that an executive who has terminated employment and commenced receiving payments may elect each year to have the payment otherwise due on January 31 of the next succeeding year paid as monthly installments instead, with each payment made on the last day of each month. Any such election shall be made in writing and delivered to the Committee on or before December 1 prior to any year for which it is to be effective. Such election may also indicate the assets to be liquidated in connection with each monthly payment. The amount of each monthly payment shall be equal to the amount that would otherwise be paid in one payment in January, divided by 12. Any assets to be liquidated in order to pay monthly benefits shall be liquidated on the last practicable date prior to the installment's payment date. In no event shall this paragraph be construed as allowing the executive to lengthen or shorten the number of years over which his or her benefits will be paid; the election herein pertains only to timing of payments within a year.



     I, Gregory J. Pulles, Secretary of TCF Financial Corporation do hereby certify that the foregoing is a true and correct copy of excerpt of minutes of the Board of Directors Meeting of TCF Financial Corporation held on December 15, 1997, and that the minutes have not been modified or rescinded as of the date hereof.

(Corporate Seal)


Dated:  March 19, 1998                       /s/ Gregory J. Pulles
                                             -------------------------
                                             Gregory J. Pulles